Exhibit 16.1

United States Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements under Item 4.01 in Amendment No. 1 to the Form 8-K dated October 15, 2018, of Prevention Insurance.com (the “Company”) to be filed with the Securities and Exchange Commission and we agree with such statements therein as it relates to our firm. We have no basis to agree or disagree with the other statements made by the Company in Amendment No. 1 to the Form 8-K.

Sincerely,

Marcum LLP

Date Signed: October 15, 2018

Marcum Llp  ▪ 500 W. Monroe Street  ▪ Suite 2000 ▪ Chicago, Illinois 60661 ▪ Phone 312.632.5000 ▪ Fax 312.632.5001 ▪ www.marcumllp.com